As filed with the Securities and Exchange Commission on October 24, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE HAIN CELESTIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
22-3240619
(I.R.S. Employer Identification Number)

The Hain Celestial Group, Inc.
58 South Service Road
Melville, New York 11747
(631) 730-2200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Irwin D. Simon
Chairman of the Board,
President and Chief Executive Officer
The Hain Celestial Group, Inc.
58 South Service Road
Melville, New York 11747
(631) 730-2200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Roger Meltzer, Esq.
Christopher P. Giordano, Esq.

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 335-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (2)	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee
Common Stock, $0.01 par value	(1)
Warrants	(1)
Depositary Shares (3)	(1)
Purchase Contracts	(1)
Units	(1)
Total	(1)

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

PROSPECTUS

THE HAIN CELESTIAL GROUP, INC.
COMMON STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We, or any selling security holder, may from time to time offer to sell our common stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. Our Common Stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “HAIN.” The warrants and purchase contracts may be convertible or exercisable or exchangeable for common stock or other securities of ours or equity securities of one or more other entities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell our common stock unless accompanied by a prospectus supplement or a free writing prospectus. The shares of our common stock may be sold at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus supplement may be offered by us or any selling security holder directly to investors or to or through underwriters, dealers or agents involved in the offering and any applicable fees, commission or discount arrangements.
Our principal executive offices are located at 58 South Service Road, Melville, New York 11747. Our telephone number is (631) 730-2200.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2012

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION BY REFERENCE	2
FORWARD LOOKING STATEMENTS	2
RETROACTIVE PRESENTATION FOR CHANGE IN ACCOUNTING PRINCIPLE	3
USE OF PROCEEDS	4
RISK FACTORS	4
DESCRIPTION OF SECURITIES	4
SELLING SECURITY HOLDERS	4
LEGAL MATTERS	5
EXPERTS	5

i

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).
We also make our annual, quarterly and current reports, proxy statements and other information available free of charge through the investor relations section of our website, www.hain-celestial.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. The information on or accessible through our website that is not specifically incorporated by reference herein is not a part of this prospectus.
We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to The Hain Celestial Group, Inc. and its subsidiaries.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

•	Our Current Reports on Form 8-K filed on July 6, 2012, July 16, 2012, August 28, 2012, September 5, 2012 and September 6, 2012;

•	The description of our capital stock contained in the Registration Statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description;

•	Our definitive proxy statement filed on October 5, 2012; and

•
Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering.

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.
We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:
The Hain Celestial Group, Inc.
58 South Service Road
Melville, NY 11747
Attention: Investor Relations
(631) 730-2200

The Hain Celestial Group, Inc., our logos and all of our other product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or tradenames of their respective companies.
FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “intend,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company's beliefs or expectations relating to: (i) the integration of our brands and the resulting impact thereof; (ii) the availability of alternative co-packers and the impact to our business if we are required to change our significant co-packing arrangements; (iii) the level of our sales made outside the United States; (iv) our intention to grow through acquisitions as well as internal expansion; (v) our long-term strategy for sustainable growth; (vi) the economic environment; (vii) our support of increased consumer consumption; (viii) higher input costs; (ix) the integration of acquisitions and the opportunities for growth related thereto; (x) the completion of divestitures; (xi) the repatriation of foreign cash balances; (xii) our cash and cash equivalent investments having no significant exposure to interest rate risk; (xiii) our expectations regarding our capital spending for fiscal year 2013; and (xiv) our sources of liquidity being adequate to fund our anticipated operating and cash requirements for the next twelve months. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (a) our ability to achieve our guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that we sell products as well as economic, political and business conditions generally and their effect on our customers and consumers' product preferences, and our business, financial condition and results of operations; (b) our expectations for our business for fiscal year 2013 and its positioning for the future; (c) changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; (d) our ability to implement our business and acquisition strategy; (e) the ability of our joint venture investments, including HPP, to successfully execute their business plans; (f) our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on cost containment, productivity, cash flow and margin enhancement in particular; (g) our ability to effectively integrate our acquisitions; (h) our ability to successfully consummate our proposed divestitures; (i) the effects on our results of operations from the impacts of foreign exchange; competition; (j) the success and cost of introducing new products as well as our ability to increase prices on existing products; (k) availability and retention of key personnel; (l) our reliance on third party distributors, manufacturers and suppliers; (m) our ability to maintain existing customers and secure and integrate new customers; (n) our ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; (o) changes in fuel, raw material and commodity costs; (p) changes in, or the failure to comply with, government regulations; (q) the availability of natural and organic ingredients; (r) the loss of one or more of our manufacturing facilities; (s) our ability to use our trademarks; (t) reputational damage; (u) product liability; (v) seasonality; (w) litigation; (x) the Company's reliance on its information technology systems; and (y) the other risk factors described in our filings with the SEC.
You are cautioned not to rely unduly on any forward looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information; Incorporation by Reference” above.

RETROACTIVE PRESENTATION FOR CHANGE IN ACCOUNTING PRINCIPLE
The following is presented to reflect the retrospective application of a new accounting pronouncement with respect to the financial information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012. Effective July 1, 2012, we adopted Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by Accounting Standards Update No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income. These updates require that the components of other comprehensive income be presented in one of two formats: either (i) together with net income in a continuous statement of comprehensive income or (ii) in a second statement of comprehensive income to immediately follow the income statement. These updates do not, however, change the items that must be reported in other comprehensive income or the determination of net income. The new guidance is to be applied retrospectively. The adoption only impacted the presentation of our consolidated financial statements.

The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented. This data should be read in conjunction with our audited consolidated financial statements and the accompanying notes for the fiscal year ended June 30, 2012 as included in our Annual Report on Form 10-K, which is incorporated by reference in the prospectus.

	Fiscal Year Ended
	June 30, 2012			June 30, 2011			June 30, 2010
	Pre-tax amount	Tax (expense) benefit	After-tax amount	Pre-tax amount	Tax (expense) benefit	After-tax amount	Pre-tax amount	Tax (expense) benefit	After-tax amount

Net income			$79,225			$54,982			$28,619

Other comprehensive income (loss):
Foreign currency translation adjustments	$(14,451)	$878	(13,573)	$15,333	$(692)	14,641	$(15,407)	$6,356	(9,051)
Change in deferred gains on cash flow hedging instruments	1,127	(285)	842	(975)	251	(724)	(81)	32	(49)
Change in unrealized gain on available for sale investment	335	(131)	204	149	(51)	98	641	(181)	460
Total other comprehensive income (loss)	$(12,989)	$462	$(12,527)	$14,507	$(492)	$14,015	$(14,847)	$6,207	$(8,640)

Total comprehensive income			$66,698			$68,997			$19,979

USE OF PROCEEDS
We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders.
RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the prospectus supplement related to a particular offering, documents incorporated by reference, and our subsequent periodic filings with the SEC, and all of the other information contained in this prospectus before deciding whether to purchase our securities. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described in the documents incorporated by reference, you should also refer to the other information contained in or incorporated by reference in the prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

DESCRIPTION OF SECURITIES
We will set forth in the applicable prospectus supplement a description of the common stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.
SELLING SECURITY HOLDERS
We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated by reference.

LEGAL MATTERS
DLA Piper LLP (US) or such other counsel as may be identified in the applicable prospectus supplement will pass upon the validity of any securities issued under this prospectus. Roger Meltzer, a partner of DLA Piper LLP (US), is also a member of our board of directors. Mr. Meltzer receives compensation as a board member. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements of The Hain Celestial Group, Inc. and Subsidiaries appearing in The Hain Celestial Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (including the schedule appearing therein), and the effectiveness of The Hain Celestial Group, Inc. and Subsidiaries’ internal control over financial reporting as of June 30, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following statement sets forth our expenses in connection with the offering described in this Registration Statement (all of which will be borne by us). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Accounting fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+
Total	$	+

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.

+	Estimated expenses are not presently known.
Item 15.    Indemnification of Directors and Officers
Delaware Law. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify a director or officer under certain circumstances.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 145 of the DGCL empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.
The Company’s Certificate of Incorporation and Bylaws. Article Tenth of the Amended and Restated Certificate of Incorporation and Article VI of the Amended and Restated Bylaws of The Hain Celestial Group, Inc. permit The Hain Celestial Group, Inc. to indemnify its directors, officers and corporate personnel to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time-to-time.
Insurance. The Hain Celestial Group, Inc. has also purchased liability insurance policies covering its directors and officers.
This description of the indemnification of directors and officers is intended as a summary only and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of The Hain Celestial Group, Inc., each of which has been filed with the SEC.

Item 16.    Exhibits

Exhibit Number	Description
Incorporation by Reference
(where a report or registration statement
is indicated below, that document has been
previously filed with the SEC and the
applicable exhibit is incorporated by
reference thereto)

1.1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
3.1	Amended and Restated Certificate of Incorporation.	Exhibit 3.1 to Amendment No. 1 to our Registration Statement on Form S-4 filed April 24, 2000 (File No. 333-33830).
3.2	Amended and Restated Bylaws.	Exhibit 3.2 to our Form 8-K filed November 22, 2010 (File No. 000-22818).
4.1	Specimen of common stock certificate.	Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-4 filed April 24, 2000 (File No. 333-33830).
4.2	Form of Warrant.	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
4.3	Form of Unit Agreement.	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
5.1	Opinion of DLA Piper LLP (US).	Filed herewith.
23.1	Consent of Ernst & Young LLP.	Filed herewith.
23.2	Consent of DLA Piper LLP (US).	Included in Exhibit 5.1 filed herewith.
24.1	Power of Attorney.	Included on the signature pages hereto.

Item 17.    Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on October 24, 2012.

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ IRA J. LAMEL
Ira J. Lamel
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Irwin D. Simon and Ira J. Lamel as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ IRWIN D. SIMON	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 24, 2012
Irwin D. Simon

/s/ IRA J. LAMEL	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 24, 2012
Ira J. Lamel

/s/ MICHAEL J. SPEILLER	Senior Vice President-Finance and Chief Accounting Officer (Principal Accounting Officer)	October 24, 2012
Michael J. Speiller

/s/ BARRY J. ALPERIN	Director	October 24, 2012
Barry J. Alperin

/s/ RICHARD C. BERKE	Director	October 24, 2012
Richard C. Berke

/s/ JACK FUTTERMAN	Director	October 24, 2012
Jack Futterman

/s/ MARINA HAHN	Director	October 24, 2012
Marina Hahn

/s/ BRETT ICAHN	Director	October 24, 2012
Brett Icahn

/s/ ROGER MELTZER	Director	October 24, 2012
Roger Meltzer

/s/ SCOTT M. O'NEIL	Director	October 24, 2012
Scott M. O'Neil

/s/ DAVID SCHECHTER	Director	October 24, 2012
David Schechter

/s/ LEWIS D. SCHILIRO	Director	October 24, 2012
Lewis D. Schiliro

/s/ LAWRENCE S. ZILAVY	Director	October 24, 2012
Lawrence S. Zilavy

EXHIBIT INDEX

Exhibit Number	Description
Incorporation by Reference
(where a report or registration statement
is indicated below, that document has been
previously filed with the SEC and the
applicable exhibit is incorporated by
reference thereto)

1.1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
3.1	Amended and Restated Certificate of Incorporation.	Exhibit 3.1 to Amendment No. 1 to our Registration Statement on Form S-4 filed April 24, 2000 (File No. 333-33830)
3.2	Amended and Restated Bylaws	Exhibit 3.2 to our Form 8-K filed November 22, 2010 (File No. 000-22818).
4.1	Specimen of common stock certificate.	Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-4 filed April 24, 2000 (File No. 333-33830).
4.2	Form of Warrant	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
4.3	Form of Unit Agreement	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
5.1	Opinion of DLA Piper LLP (US).	Filed herewith.
23.1	Consent of Ernst & Young LLP.	Filed herewith.
23.2	Consent of DLA Piper LLP (US).	Included in Exhibit 5.1 filed herewith.
24.1	Power of Attorney.	Included on the signature pages hereto.